Exhibit 10.28

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of December 31, 2008, by and between Wynn Las Vegas, LLC (“Employer”) and Andrew Pascal (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of August 31, 2005 as amended by that certain First Amendment to Employment Agreement dated February 3, 2006 (collectively, the “Agreement”); and

WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1. Section 409A Provision. Notwithstanding any provision of the Agreement to the contrary, if, at the time of Employee’s termination of employment with the Employer, he or she is a “specified employee” as defined in Section 409A of the Internal Revenue Code (the “Code”), and one or more of the payments or benefits received or to be received by Employee pursuant to the Agreement would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the Agreement until the earlier of: (a) the date that is six (6) months following Employee’s termination of employment with the Employer or (b) the Employee’s death. The provisions of this Section shall only apply to the extent required to avoid Employee’s incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of the Agreement would cause Employee to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Employer may reform such provision to maintain the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

2. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN LAS VEGAS, LLC		EMPLOYEE

By:	/S/ DAVID SISK	/S/ ANDREW PASCAL
	David Sisk Chief Financial Officer	Andrew Pascal